Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen AMT-Free Quality Municipal Income Fund f/k/a
Nuveen AMT-Free Municipal Income Fund

811-21213


The annual meeting of shareholders was held in the offices of Nuveen Investments on June 16, 2016 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve an Agreement and Plan of Reorganization, the issuance of additional common shares and to elect Board Members. The meeting was subsequently adjourned to July
19, 2016 and additionally adjourned to August 19, 2016.


The results of the shareholder votes
are as follows:

Common
Shares
<c> Common
 and Preferred
 shares voting
together as a
 class
<c>  Preferred
Shares
To approve an Agreement and
Plan of Reorganization



   For


        4,233
   Against


             -
   Abstain


             -
   Broker Non-Votes


             -
      Total


        4,233




To approve issuance of
additional common shares



   For
  36,835,002
  36,837,725

   Against
   3,564,681
   3,564,681

   Abstain
   1,704,689
   1,704,689

      Total
  42,104,372
  42,107,095


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF Pre -14A, accession number 0001193125-16-550733 on April 22, 2016.